UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):      March 31, 2009

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

One Meridian Crossings
Minneapolis, Minnesota 55423
(Address of principal executive offices)
(Zip Code)

(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 – Entry into a Material Definitive Agreement

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     SIGNATURES

Item 1.01            Entry into a Material Definitive Agreement

On March 31, 2009, the Amended and Restated Limited Liability Company Agreement of Residential Capital, LLC (“ResCap”) was amended to provide for certification of ResCap membership interests. A description of the amendment is contained below under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.”

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 31, 2009, GMAC Mortgage Group, LLC (“Mortgage Group”), the sole member of ResCap amended the Amended and Restated LLC Agreement of ResCap to provide that all membership interests in ResCap will be issued in certificated form and treated as equity securities for purposes of Article 8 of the applicable Uniform Commercial Code.  A copy of the First Amendment to Amended and Restated Limited Liability Company Agreement of Residential Capital, LLC dated March 31, 2009 is attached hereto as Exhibit 3.1.

Item 9.01           Financial Statements and Exhibits

(d)      Exhibits.

3.1	First Amendment to Amended and Restated Limited Liability Company Agreement of Residential Capital, LLC dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated: May 6, 2009	/s/ James N. Young
James N. Young
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
3.1	First Amendment to Amended and Restated Limited Liability Company Agreement of Residential Capital, LLC, dated March 31, 2009